Exhibit 6.7

Inventory Purchase Agreement

This Inventory Purchase Agreement (“Agreement”) is made this December , 2022, by and between White Label Sync LLC (“Seller”) and Impossible Kicks Holding Company, Inc. (“Purchaser”).

1. Purchase and Sale. Seller will sell, transfer, assign, convey and deliver to Purchaser, free and clear of all liens and encumbrances, and Purchaser will purchase, all of Seller’s right, title and interest in, under and to all of the Seller’s authenticated collectible sneaker inventory listed on Exhibit A (“Purchased Inventory”) attached hereto and made a part hereof; all of which shall be shipped by Seller to Purchaser’s premises located at 4200 Conroy Road, Suite C-188, Orlando, Florida 32839 at Seller’s expense (the “Location”).

2. No Assumed Liabilities. Purchaser shall not assume or in any way be responsible for any of the debts, liabilities or obligations of Seller of any kind.

3. Purchase Price. The purchase price for the Purchased Inventory (the “Purchase Price”) is expected to be $810,000.00, payable to Seller in four (4) equal installments with one-quarter (1/4th) of the Purchase Price payable thirty (18) days after Purchaser’s inspection and approval of such Purchased Inventory with one-quarter (1/4th) of such Purchase Price payable over each thirty (30) day period thereafter subject to any adjustments pursuant to Section 4. The purchase is subject to Purchaser’s in person inspection and subject to Purchaser’s confirmation that each item of Purchased Inventory is authenticated and determined to be a genuine collectible pair of sneakers in proper condition as determined by Purchaser in its sole determination.

4. Purchase Price Subject to Adjustment. In the event that any item of the Purchased Inventory is not authentic, the Purchase Price allocated to each pair of sneakers shall be deducted from the aggregate Purchase Price amount. In the event that any item of the Purchased Inventory or any packaging is determined by Purchaser to be damaged at the time of such inspection, a mutually agreeable adjustment to the Purchase Price shall be made for any such item or items. Once all agreed to Purchase Price adjustments have been made, the Purchase Price and the installment payment amounts shall be documented by the parties which writing shall be considered an amendment to this Agreement.

5. Representations and Warranties. Each party represents and warrants to the other that this Agreement is, and each of the other agreements and instruments of such party contemplated hereby will be, the valid and binding obligations of such party, enforceable against such party in accordance with their respective terms, and that it has not dealt with any agent, finder, broker or other representative in any manner which could result in the other party being liable for any fee or commission in the nature of a finder’s fee or originator’s fee in connection with the subject matter of this Agreement. Seller represents and warrants that Seller has been duly authorized by its Board of Directors and shareholders to enter into this sale transaction and to deliver to Purchaser its Bill of Sale with respect to the Purchased Inventory. Seller has good and marketable title to all of the Purchased Inventory, free and clear of any security interests, liens, charges or encumbrances of any kind or nature. No claim has been asserted or action commenced or threatened by any party which could result in the imposition of a lien or attachment on all or any portion of the Purchased Inventory.

6. Covenants. Seller shall assume all risk of loss for such Purchased Inventory until received by Purchaser at the Location.

7. Conditions to Closing. Unless waived in writing by Purchaser, the obligation of Purchaser hereunder to consummate the proposed purchase hereunder is subject to the satisfaction of the following conditions to Purchaser’s satisfaction:

(i) The representations and warranties of Seller herein shall be true and accurate in all respects and Seller shall have performed the covenants required to be performed by it;

(ii) [Seller shall have provided Purchaser with executed copies of Seller’s corporate resolutions and such other documentation confirming Seller’s authority to sell the Purchased Inventory and Property to Purchaser as provided hereunder;]

(iii) Seller shall have obtained any release of liens (if appliable) and confirmation or authorization for the filing of any applicable UCC-3 financing statement; and

(iv) Seller shall have executed and delivered a Bill of Sale, in the form attached hereto as Exhibit B and made a part hereof.

8. Notices. Any notices or other communications required or permitted to be given hereunder shall be sufficiently given if delivered in person or mailed by registered or certified mail, return receipt requested, or sent by nationally recognized overnight delivery service, addressed as follows:

If to Seller, to it at:

Impossible Kicks Holding Company, Inc.

300 Spectrum Center Drive

Suite 400

Irvine, California 92618

If to Purchaser, to it at:

White Label Sync LLC

300 Continental Boulevard

Suite 410

El Segundo, California 90245

9. Termination. This Agreement and the transactions contemplated hereby may be terminated by Purchaser if the obligations of Seller herein are not satisfied.

Upon termination of this Agreement for any reason, all further obligations of Seller and Purchaser to one another will terminate other than as set forth in Section 10.

10. Indemnity. Seller hereby covenants and agrees to indemnify, hold harmless and defend the Purchaser, its successors and assigns (collectively, the “Indemnitees”) from and against any and all liability, loss, damage, cost, expense (including, without limitation, reasonable attorneys’ fees and expenses), cause or action, suits, claim, demand or judgment of any nature pertaining to any breach of the representations and warranties of Seller set forth in this Agreement and any claim or lien asserted against the Purchased Inventory in any way relating to or arising during the Seller’s period of ownership thereof.

11. Miscellaneous. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses. The representations, warranties and covenants made herein and in the Bill of Sale to be executed by Seller shall survive the Closing. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No term of this Agreement may be amended without the written consent of the parties hereto, and no term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the party so waiving. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. The Section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its conflicts of laws rules. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns and shall survive the transfer of the Purchased Inventory. In any litigation arising out of this Agreement, the prevailing party in such action shall be entitled to recover from the other party its costs and reasonable attorneys’ fees incurred in such action. This Agreement may be executed and delivered (including by facsimile or electronic transmission in portable document format (.pdf)) in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

Impossible Kicks Holding Company, Inc.

By:	/s/ John Mocadlo
	Name:	John Mocadlo
	Title:	CEO

Agreed:

White Label Sync LLC

By:	/s/ Sam Schapiro
	Name:	Sam Schapiro
	Title:	CEO

Exhibit A

INVENTORY

(See Attached Inventory List)

SNEAKER	SKU	SIZE	ASKING	Final Offer
Air Jordan 1 High Shadow 2013	555088014	9	$370.00	$334.00
Air Jordan 1 High Shadow 2013	555088014	9	$370.00	$334.00
Air Jordan 1 High Shadow 2009	332550001	10.5	$688.00	$555.00
Air Jordan 1 High Shadow 2018	555088013	9	$404.00	$404.00
Air Jordan 1 High Shadow 2.0	555088035	9	$238.00	$238.00
Air Jordan 1 High Fragment	716371040	9	$4,090.00	$3,330.00
Air Jordan 1 High Bred Toe	555088610	9	$521.00	$521.00
Air Jordan 1 High Shattered Backboard 1.0	555088005	9	$1,382.00	$1,061.00
Air Jordan 1 High Shattered Backboard 2.0	555088113	9	$1,241.00	$888.00
Air Jordan 1 High Not For Resale Yellow	861428107	9.5	$2,625.00	$2,625.00
Air Jordan 1 High Not For Resale Red	861428106	9	$821.00	$821.00
Air Jordan 1 High Quai 54	ah1040054	9	$430.00	$430.00
Air Jordan 1 High Quai 54 Friends n Family	767119XC	11.5	$2,823.00	$2,823.00
Air Jordan 1 High Chicago 2015	555088101	9	$1,800.00	$1,800.00
Air Jordan 1 High Chicago 2013	332550163	9	$930.00	$930.00
Air Jordan 1 High Chicago 1994	13020710100	11	$4,400.00	$3,330.00
Air Jordan 1 High Black Toe	555088-125	9	$810.00	$777.00
Air Jordan 1 High UNC OG	555088-117	9	$800.00	$777.00
Air Jordan 1 High University Blue	555088-134	9	$365.00	$365.00
Air Jordan 1 High Laney	555088-707	9	$400.00	$349.00
Air Jordan 1 High Royal 2013	555088085	9	$520.00	$499.00
Air Jordan 1 High Royal 2001	136066041	9	$845.00	$777.00
Air Jordan 1 High Royal Toe	555088041	9	$237.00	$237.00
Air Jordan 1 High Dior #8458	CN8607-002	8.5	$8,864.00	$7,770.00
Air Jordan 1 High Dior #5581	CN8607-002	9	$8,999.00	$8,325.00
Air Jordan 1 High Dior #5312	CN8607-002	10	$6,305.00	$6,305.00
Air Jordan 1 Low Dior #3738	CN8608 002	9	$6,000.00	$5,772.00

Air Jordan 1 Low Dior #5973	CN8608 002	9	$6,000.00	$5,772.00
Air Jordan 1 High Travis Mocha	cd4487100	11	$1,511.00	$1,498.00
Air Jordan 1 High Travis Mocha	cd4487100	9	$1,536.00	$1,536.00
Air Jordan 1 High Travis Mocha	cd4487100	9	$1,536.00	$1,536.00
Air Jordan 1 Low Travis Mocha	Cq4277001	9	$1,650.00	$1,650.00
Air Jordan 1 Low Travis Mocha	Cq4277001	9	$1,650.00	$1,650.00
Air Jordan 1 High Union Black Toe	bv1300106	8.5	$1,417.00	$1,332.00
Air Jordan 1 High Homage to Home #	ar9880023	9	$1,242.00	$555.00
Air Jordan 1 High Rust Pink	861428101	9	$9,203.00	$5,000.00
Air Jordan 1 High Igloo	861428100	9.5	$6,214.00	$6,000.00
Air Jordan 1 High Carmine	555088123	9	$600.00	$277.00
Air Jordan 1 High Bred Banned 2016	555088001	9	$752.00	$743.00
Air Jordan 1 High Bred 2013	555088023	9	$715.00	$499.00
Air Jordan 1 High Bred 1985 (no og box)		10.5	$20,000.00	$20,000.00
Air Jordan 1 Banned Bred 2011	432001001	9.5	$5,000.00	$1,800.00
Air Jordan 1 High Satin Banned	917359001	9	$4,000.00	$3,885.00
Air Jordan 1 High Satin Royal	921193007	10.5	$2,099.00	$1,776.00
Air Jordan 1 High White/Black	555088010	9	$1,000.00	$943.00
Air Jordan 1 High White/Black	555088010	9.5	$1,000.00	$943.00
Air Jordan 1 High Storm Blue	555088127	9	$529.00	$529.00
Air Jordan 1 High 85 Grey	bq4422100	9	$292.00	$292.00
Air Jordan 1 High 85 Bred	bq4422600	9	$416.00	$416.00
Air Jordan 1 High What the Doernbecher	1 of 1 US9	9	$90,000.00	$90,000.00
Air Jordan 1 High colette (Friends n Family)	836733 XC	9	$16,000.00	$11,100.00
Air Jordan 1 Trophy Room (no box)	da2728100	10	$1,500.00	$1,110.00
Air Jordan 1 Mid UNC Patent	136085140	9	$700.00	$444.00
Air Jordan 3 Tinker Hatfield Oregon Ducks PE Sample	867493	9	$8,000.00	$5,300.00
Air Jordan 4 KAWS Grey	930155003	9.5	$2,200.00	$1,776.00
Air Jordan 4 Manila #018/150	HO19 MNJDLS 416 LN3	9	$30,000.00	$27,750.00
SB Dunk Low Panda Pigeon Special box	bv131001	8	$1,920.00	$1,887.00
SB Dunk Low Cherry	304292671	9.5	$4,110.00	$2,775.00
SB Dunk Low Day of the Dead	313170801	10	$7,000.00	$4,995.00

SB Dunk Low Heineken	304292	10	$4,575.00	$4,440.00
SB Dunk Low Staple Pigeon NYC	304292011	9	$60,000.00	$36,630.00
SB Dunk Low Supreme Red Cement	313170600	9	$2,235.00	$1,665.00
SB Dunk Low Supreme Black Cement	304292131	9.5	$4,999.00	$4,999.00
SB Dunk Low Supreme White Cement	304292001	9.5	$5,000.00	$1,998.00
SB Dunk Low Piet Mondrian	304292702	9	$2,000.00	$1,110.00
SB Dunk Low Frame Skate Habibi	ct2550600	10.5	$759.00	$712.00
SB Dunk Low Grateful Dead Orange	cj5378800	9	$4,000.00	$2,331.00
SB Dunk Low Red Lobster Special Box (Signed by Stash)	13170-661	9.5	$11,000.00	$3,330.00
SB Dunk Low Zoo York	305162 201	9	$6,000.00	$4,662.00
SB Dunk Low Stash (Signed by Stash)	307371 001	10	$20,000.00	$15,000.00
SB Dunk Low Bison	304292226	9.5	$2,955.00	$888.00
SB Dunk Low Newcastle Brown Ale	313170741	9	$1,415.00	$943.00
SB Dunk Low Pro Black Summit Unreleased (no box)		9	$10,000.00	$3,330.00
SB Dunk Low Gardener Meets Nike Hong Kong Special box	29092006	9.5	$16,000.00	$13,320.00
SB Dunk Low Supreme Green	dh3228101	9	$701.00	$701.00
SB Dunk Low Supreme Black	dh3228102	9	$491.00	$491.00
SB Dunk Low De La Soul	789841332	9	$350.00	$350.00
SB Dunk Low Vamps	304292061	9.5	$340.00	$340.00
SB Dunk Low What The	318403141	9	$17,000.00	$15,000.00
SB Dunk Low City Pack London	308269-111	9.5	$30,000.00	$19,000.00
SB Dunk Low City Pack Paris (no box)	308270-111	9	$80,000.00	$70,000.00
SB Dunk Low City Pack Paris	308270-111	9.5	$135,000.00	$86,500.00
SB Dunk Low City Pack Tokyo	308268-111	9.5	$29,500.00	$19,980.00
SB Dunk Low Vietnam 25th Anniversary Promo	rare, no past or current listings	9.5	$10,000.00	$10,000.00
SB Dunk Low Iowa (no box)	304292706	9	$1,000.00	$666.00
SB Dunk Low Freddy Kreuger (no box)	rare, no past or current listings	9	$30,000.00	$25,000.00
SB Dunk Low Parra Friends n Family	cn4504300	10	$14,950.00	$11,100.00
SB Dunk Low Chunky Dunk Friends n Family Special Box	CU3244-100	9	$1,833.00	$1,776.00

SB Dunk Low 7-Eleven (no box)	CZ5130-600	11.5	$3,000.00	$1,665.00
SB Dunk Low Pushead	536356002	9	$708.00	$555.00
SB Dunk Low City Market	da6125900	9	$223.00	$223.00
SB Dunk Low Street Hawker	cv1628800	9.5	$336.00	$336.00
SB Dunk Low Diamond Canary Friends n Family	BV1310-700	9	$7,000.00	$7,000.00
SB Dunk Low Diamond Tiffany	304292402	9	$457.00	$457.00
SB Dunk High Diamond Tiffany	65359940	9	$457.00	$457.00
SB Dunk High Gino Iannucci Friends n Family Special Box	881758001	9.5	$2,000.00	$888.00
SB Dunk High Gasparilla Special Box (1 extra insole)	313171028	9.5	$1,793.00	$1,443.00
SB Dunk High MF Doom	313171004	9.5	$4,999.00	$1,554.00
SB Dunk High Supreme Orange	307385-181	9.5	$5,450.00	$3,885.00
SB Dunk High Supreme Blue	307385-141	9.5	$5,500.00	$3,885.00
SB Dunk High Quasimoto (no box)	rare, no past or current listings	10.5	$25,000.00	$13,320.00
SB Dunk Black Sheep Paid in Full (no box)	313171170	9.5	$600.00	$499.00
SB Dunk High Fragment Beijing (2010)	407920025	9.5	$2,000.00	$1,665.00
SB Dunk High What the Doernbecher (no box)	175450	9	$90,000.00	$20,000.00
SB Dunk High FLOM (no box)	305050112	12	$60,000.00	$45,000.00
SB Dunk High Unkle	305050013	10	$3,461.00	$3,461.00
SB Dunk High Deftones (no box)	BMB410M1C3	10	$3,000.00	$2,220.00
Lunarlon Dunk High Supreme Red Sample	fnf supreme employee only	10	$15,000.00	$7,770.00
SB Blazer Supreme White	313962121	9	$5,000.00	$1,110.00
Air Yeezy 2 Pure Platinum (damaged box)	508214010	9.5	$8,000.00	$6,105.00
Air Yeezy 2 Solar Red	508214006	9	$5,933.00	$5,933.00
Air Yeezy 2 Red October	508214660	11.5	$15,000.00	$13,000.00
Air Yeezy 2 Red October	508214660	13	$14,000.00	$14,000.00
The Ten: Zoom Fly Muslins	aj4588100	9	$600.00	$600.00
The Ten: Off White Vapormax FK Black	aa3831001	10	$1,266.00	$1,096.00
The Ten: Off White Air Max 97 (missing zip tie)	aj4585100	9	$1,238.00	$999.00
The Ten: Off White Jordan 1 Chicago (missing White Lace)	aa3834101	9	$5,400.00	$4,995.00
The Ten: Off White Air Max 90	aa7293100	10	$1,737.00	$1,665.00
Off White Vapormax Black 2.0	aa3831002	10	$877.00	$666.00
Off White Grim Reaper Blazer	aa3832001	10.5	$780.00	$780.00
Off White Zoom Fly Black	aj4588001	10.5	$575.00	$405.00
Air Max 1/97 Sean Wotherspoon	Aj4219400	9	$800.00	$800.00
Air Force 1 Playstation (no box)	1/150 promo	11	$15,000.00	$7,770.00
Bape Sta Kanye College Drop Out	0607FS001	8.5	$12,000.00	$7,770.00
Menthol Ari 10s		12	$13,000.00	$11,000.00
Warren Lotus Jason Red Dunk		10	$300.00	$300.00
Warren Lotus Jason Green Dunk		10	$300.00	$300.00
Total				$809,985.00

Exhibit B

BILL OF SALE

This Bill of Sale (this “Bill of Sale”) is executed as of December , 2022 by White Label Sync LLC (“Seller”) in favor of Impossible Kicks Holding Company, Inc.

(“Purchaser”).

Seller and Purchaser entered into an Inventory Purchase Agreement dated as of December , 2022 (the “Purchase Agreement”), pursuant to which Seller agreed to sell, convey, transfer, assign and deliver to Purchaser the Purchased Inventory (as defined in the Purchase Agreement) upon the terms and conditions set forth therein. Pursuant to the terms of the Purchase Agreement, Seller hereby delivers this Bill of Sale.

1. Sale and Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby irrevocably sell, convey, transfer, assign and deliver to Purchaser, its successors and its assigns all right, title and interest in and to all of the Purchased Inventory more particularly described on Exhibit A attached hereto and incorporated herein, free and clear of any lien, security interest, claim, or encumbrance. Seller does represent, covenant and agree that it has good and marketable title to the Purchased Inventory, free and clear of any and all liens or encumbrances and that it shall warrant and defend same to Purchaser against the claims of any person whatsoever.

2. Further Instruments. Seller does hereby agree to execute and have executed all such further bills of sale, assignments, instruments of transfer and agreements as may reasonably be necessary in order to transfer more fully and effectively the Purchased Inventory to Purchaser.

3. Miscellaneous. This Bill of Sale shall be binding upon Seller and its successors and assigns. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its conflicts of laws rules. This Bill of Sale shall not be construed as a waiver of, or to limit, terminate, modify or derogate from, the representations, warranties and covenants set forth in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as a sealed instrument as of the date first above written.

White Label Sync LLC

By:	/s/ Sam Schapiro
	Name:	Sam Schapiro
	Title:	CEO